UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

            Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Supplemental Indenture

On November 15, 2011, MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation (“Worldwide”), entered into the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) with MoneyGram International, Inc., a Delaware corporation (the “Company”), the other guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”), which supplements the Indenture, dated as of March 25, 2008 (the “Indenture”), by and among Worldwide, the Company, the other guarantors party thereto and the Trustee, governing Worldwide’s 13.25% Senior Secured Second Lien Notes due 2018 (the “Second Lien Notes”).

The Fifth Supplemental Indenture amends the definition of “Qualified Equity Offering” in the Indenture to refer to a primary or secondary public offering of equity of the Company or its direct or indirect parent in which Goldman, Sachs & Co. or any of its affiliates participates as a selling stockholder and any subsequent primary or secondary public offerings, in each case for aggregate cash proceeds of at least $50.0 million. The Fifth Supplemental Indenture also amends the Indenture to permit Worldwide to make one or more optional redemptions of up to an aggregate of 35% of the aggregate principal amount of the originally issued Second Lien Notes, at a redemption price equal to 113.25% of the then outstanding principal amount thereof, plus accrued and unpaid interest thereon, at any time prior to March 25, 2012 and after a Qualified Equity Offering; provided that any such redemption must be in an aggregate principal amount of no less than $50.0 million and may not exceed the aggregate cash proceeds (net of underwriting discounts and commissions) received in all Qualified Equity Offerings by the Company and/or any participating selling stockholders. The Fifth Supplemental Indenture also amends the Indenture to, among other things (i) allow the Company and its subsidiaries increased flexibility in intercompany transactions, including intercompany loans, asset transfers and investments, (ii) increase the size of the general basket for investments from $25.0 million to $50.0 million, (iii) increase the aggregate amount of indebtedness defaults or final judgments that will constitute an Event of Default under the Indenture from $15.0 million to $25.0 million and (iv) expand the definition of Highly Rated Investments in the Indenture to provide increased flexibility with respect to permitted investments.

This summary does not purport to be complete and is qualified in its entirety by reference to the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Incremental Amendment

On November 14, 2011, Worldwide, as borrower, the Company, MoneyGram Payment Systems, Inc., a Delaware corporation, and MoneyGram of New York LLC, a Delaware limited liability company, entered into a First Incremental Amendment and Joinder Agreement (the “Incremental Amendment”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the financial institutions party thereto as lenders (the “Tranche B-1 Lenders”). The Incremental Amendment provides for an incremental term loan facility (the “Tranche B-1 Term Loan Facility”) to be made available to Worldwide under that certain Credit Agreement dated as of May 18, 2011 among Worldwide, the Company, the Administrative Agent and the lenders party thereto (the “Credit Agreement”). The Incremental Amendment includes commitments from the Tranche B-1 Lenders signatory thereto to make term loans in an aggregate amount of $140 million and includes a mechanism for the aggregate principal amount of the Tranche B-1 Term Loan Facility to be increased to $150 million if Worldwide obtains additional commitments from existing or other lenders. The funding of each Tranche B-1 Lender’s commitment is subject to the satisfaction of certain conditions precedent set forth in the Incremental Amendment. The proceeds of the Tranche B-1 Term Loan Facility will be used to partially redeem Worldwide’s existing Second Lien Notes in the manner contemplated by the Fifth Supplemental Indenture and to pay any fees, expenses and premiums payable in connection with such redemption.

The loans under the Tranche B-1 Term Loan Facility will bear interest, at Worldwide’s election, at either the base rate or LIBOR, in each case plus a spread above the base rate or LIBOR rate, as applicable. The spread for base rate loans will be either 2.00% or 2.25% per annum and the spread for LIBOR loans will be either 3.00% or 3.25% per annum (in each case depending on the Company’s consolidated leverage ratio at such time). The LIBOR rate for the Tranche B-1 Term Loan Facility will at all times be deemed to be not less than 1.25%. These pricing terms are identical to the pricing in place for Worldwide’s existing term loans under the Credit Agreement. The Tranche B-1 Term Loan Facility will also have the same maturity date as Worldwide’s existing term loans under the Credit Agreement, which is November 18, 2017.

The Tranche B-1 Term Loan Facility will be deemed to have been made under the Credit Agreement such that all representations, warranties and covenants contained in the Credit Agreement and the related security documents will apply to the Tranche B-1 Term Loan Facility in all respects and the collateral pledged by the Company, Worldwide and certain of its subsidiaries to secure their respective obligations under the Credit Agreement will secure the Tranche B-1 Term Loan Facility on a pari passu basis.

This summary does not purport to be complete and is qualified in its entirety by reference to the Incremental Amendment and the Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Equity Consent Agreement

On November 15, 2011, the Company entered into a consent agreement (the “Equity Consent Agreement”) with certain affiliates and co-investors of Thomas H. Lee Partners, L.P. (collectively, the “THL Investors”) and affiliates of Goldman, Sachs & Co. (collectively, the “GS Investors” and, together with the THL Investors, the “Investors”) who are parties to the Amended and Restated Purchase Agreement, dated as of March 17, 2008 (the “Equity Purchase Agreement”). Pursuant to the Equity Consent Agreement, and as required by the Equity Purchase Agreement, the Investors have consented to the changes to the definition of Highly Rated Investments contained in the Fifth Supplemental Indenture and to any resulting changes in the Company’s investment policy relating to the investment portfolio of the Company and its subsidiaries.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Incremental Amendment and the Fifth Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

4.1	Fifth Supplemental Indenture relating to the 13.25% Senior Secured Second Lien Notes due 2018, dated as of November 15, 2011, among MoneyGram Payment Systems Worldwide, Inc., as issuer, MoneyGram International, Inc. and the other guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

10.1

First Incremental Amendment and Joinder Agreement, dated as of November 14, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, the Lenders and Bank of America, N.A., as administrative agent.

10.2*	Credit Agreement, dated as of May 18, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., the Lenders and Bank of America, N.A., as administrative agent (incorporated by reference from Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q filed August 9, 2011).

10.3	Consent Agreement, dated as of November 15, 2011, by and among MoneyGram International, Inc. and certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman Sachs & Co.

*	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Commission Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ James E. Shields
Name:	James E. Shields
Title:	Executive Vice President and Chief Financial Officer

Date: November 16, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Fifth Supplemental Indenture relating to the 13.25% Senior Secured Second Lien Notes due 2018, dated as of November 15, 2011, among MoneyGram Payment Systems Worldwide, Inc., as issuer, MoneyGram International, Inc. and the other guarantors named therein and Deutsche Bank Trust Company Americas, as trustee and collateral agent.

10.1	First Incremental Amendment and Joinder Agreement, dated as of November 14, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., MoneyGram Payment Systems, Inc., MoneyGram of New York LLC, the Lenders and Bank of America, N.A., as administrative agent.

10.2*	Credit Agreement, dated as of May 18, 2011, among MoneyGram International, Inc., MoneyGram Payment Systems Worldwide, Inc., the Lenders and Bank of America, N.A., as administrative agent (incorporated by reference from Exhibit 10.4 to the registrant’s Quarterly Report on Form 10-Q filed August 9, 2011).

10.3	Consent Agreement, dated as of November 15, 2011, by and among MoneyGram International, Inc. and certain affiliates and co-investors of Thomas H. Lee Partners, L.P. and certain affiliates of Goldman Sachs & Co.

*	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Commission Act of 1934.